Exhibit 21.1

SUNTRUST BANKS, INC.
ORGANIZATION CHART
DECEMBER 31,2002

SunTrust Banks, Inc.				Atlanta, GA

Lower Tier Bank Holding Company

100%	SunTrust Bank Holding Company			Orlando, FL
100% (see pages 3 – 5 for subsidiaries)

Direct Bank Subsidiaries

100%	SunTrust BankCard, National Association			Orlando, FL

Direct Non Bank Subsidiaries

100%	AMA Holdings, Inc.			Jupiter, FL
	100%	Teton Trust Company		Jackson, WY
	88.666%	Asset Management Advisors Atlanta, L.L.C.		Atlanta, GA
	100%	AMA/Lighthouse, Inc.		West Palm Beach, FL
		80%	Lighthouse Partners, L.L.C.	Jupiter, FL
	76.37%	Asset Management Advisors, L.L.C.		Jupiter, FL
	100%	Abundance, L.L.C.		Jupiter, FL
	88%	Asset Management Advisors of Greater Washington, DC, L.L.C.		Columbia, MD

100%	STI Investment Management (Collateral), Inc			Newark, DE
	100%	STI Investment Management, Inc.		Newark, DE

100%	SunTrust Capital I			Atlanta, GA

100%	SunTrust Capital II			Atlanta, GA

100%	SunTrust Capital III			Atlanta, GA

100%	SunTrust Capital IV			Atlanta, GA

100%	SunTrust Capital V			Atlanta, GA

100%	SunTrust Capital VI			Atlanta, GA

100%	SunTrust Capital VII			Atlanta, GA

100%	SunTrust Delaware Trust Company			Wilmington, DE

Direct Non Bank Subsidiaries cont’d

Exhibit 21.1

SUNTRUST BANKS, INC.
ORGANIZATION CHART
DECEMBER 31,2002

SunTrust Banks, Inc.			Atlanta, GA

100%	SunTrust Capital Markets, Inc.		Nashville, TN
	100%	SunTrust Equitable Securities Corporation of Delaware, Inc.	Wilmington, DE

100%	SunTrust Insurance Company		Chattanooga, TN

99.99%	SunTrust Plaza Associates, L.L.C.		Atlanta, GA

100%	SunTrust Real Estate Corporation		Richmond, VA

100%	Trusco Capital Management, Inc.		Atlanta, GA

100%	SunTrust Equity Funding, LLC		Atlanta, GA

Exhibit 21.1

SUNTRUST BANKS, INC.
ORGANIZATION CHART
DECEMBER 31,2002

100%	SunTrust Bank Holding Company

	100%	SunTrust Bank (see pages 3 – 4 for subsidiaries)						Atlanta, GA
		100%	Acquisition and Equity Corporation					Knoxville, TN
		100%	Atlanta Community Investment Corporation					Atlanta, GA
		100%	Kasalta Miramar, Inc.					Miami, FL
		100%	STB Capital, L.L.C.					Newark, DE
		100%	STB Receivables (Central Florida), Inc.					Newark, DE
		100%	STB Management Corporation					Newark, DE
			100%	STB FNC Corporation				Newark, DE
				100%	STB STR Corporation			Newark, DE
		100%	STB Real Estate (Georgia), Inc.					Newark, DE
			100%	STB Real Estate Parent (Georgia), Inc.				Newark, DE
				100%	STB Real Estate Holdings (Georgia), Inc.			Newark, DE
					100%	STB Holdings (Georgia) TRS, Inc.		Newark, DE
					100%	STB Real Estate Holdings (Atlanta), Inc.		Newark, DE
					100%	STB Real Estate Holdings (Conforming - GA), Inc.		Newark, DE
					100%	STB Real Estate Holdings (Non-Conforming– GA), Inc.		Newark, DE
		100%	STB Real Estate (Florida), Inc.					Newark, DE
			100%	STB Real Estate Parent (Florida), Inc.				Newark, DE
				100%	STB Real Estate Holdings (Florida), Inc.			Newark, DE
					100%	STB Real Estate Holdings (Commercial – FL), Inc.		Newark, DE
						100%	STB Holdings (Commercial – FL) TRS, Inc.	Newark, DE
					100%	STB Real Estate Holdings (Conforming – FL), Inc.		Newark, DE
					100%	STB Real Estate Holdings (Non-Conforming - FL), Inc.		Newark, DE
		100%	SunTrust Annuities (Alabama), Inc.					Florence, AL
		100%	SunTrust Community Development Corporation					Atlanta, GA
			100%	Regency Constructors, Inc.				Raleigh, NC
			100%	Regency Development Associates, Inc.				Raleigh, NC
		100%	SunTrust Insurance Services, Inc.					Madison, GA
		100%	SunTrust International Banking Company					Atlanta, GA
			100%	SunTrust Asia, Limited				Atlanta, GA
		100%		DC Properties, Inc.				Washington, DC
		100%		MD Properties, Inc.				Baltimore, MD
		100%		VA Properties, Inc.				Richmond, VA
		85%		SunTrust Benefits Management, Inc.				Baltimore, MD
		100%		Citizens Community Development Company				Baltimore, MD
		100%		Crestview, L.L.C.				Richmond, VA

Exhibit 21.1

100%	SunTrust Bank Holding Company (continued)

	100%	SunTrust Bank (continued)
		100%	CB Finance, Inc.					Newark, DE
			100%	STB Real Estate Parent (MA), Inc.				Newark, DE
				100%	SunTrust Real Estate Holdings (Mid-Atlantic), Inc.			Newark, DE
					100%	SunTrust TRS, Inc		Newark, DE
					100%	SunTrust Real Estate Investment Corporation		Newark, DE
						100%	STREIC TRS, Inc.	Newark, DE
			100%	CM Finance, L.L.C.				Newark, DE
				100%	CBP Finance, L.L.C.			Newark, DE
		100%	SunTrust Leasing Corporation					Richmond, VA
		100%	Southern Service Corporation					Richmond, VA
		100%	SunTrust Bank Atlanta One Pledge Plan, Inc.					Atlanta, GA
		100%	SunTrust Mortgage, Inc.					Richmond, VA
			100%	Cherokee Insurance Company				Burlington, VT
			100%	ValuTree Real Estate Services, L.L.C.				Richmond, VA
				100%	SunTrust Lender Management, L.L.C.			Richmond, VA
			100%	CMC Oreo Inc.				Richmond, VA
			51%	American Safety Mortgage Company, L.L.C.				Ponce Inlet, FL
			51%	Bosshardt Financial Services, L.L.C.				Gainesville, FL
			51%	Chesapeake Mortgage, L.L.C				Forest Hill, MD
			51%	Custom Builder Mortgage, L.L.C.				Maitland, FL
			51%	Green Oak Mortgage, L.L.C.				Hoschton, GA
			90%	Indy Preferred Mortgage, L.L.C.				Fishers, IN
			51%	New Horizon Mortgage, L.L.C.				Maitland, FL
			50.1%	Oak Crest Mortgage, L.L.C.				Winchester, VA
			51%	Palladian Mortgage, L.L.C.				Valrico, FL
			51%	Partnership Mortgage, L.L.C.				Oldsmar, FL
			51%	Universal Capital Mortgage, L.L.C.				Maitland, FL
			51%	Windward Mortgage of Georgia, L.L.C.				Alpharetta, GA
			51%	Windward Mortgage, L.L.C.				Tampa, FL
		100%	SunTrust Procurement Services, L.L.C.					Baltimore, MD
		100%	SunTrust Education Financial Services Corporation					Richmond, VA
			51%	SunTrust Student Loan, L.L.C.				Richmond, VA
		100%	SunTrust Community Development Corporation, MidAtlantic					Richmond, VA
		100%	CBRE II, Inc.					St. Thomas, Virgin Islands
		99%	Crestar Securitization, L.L.C.					Richmond, VA
		100%	Crestar SP Corporation					Richmond, VA

Exhibit 21.1

SUNTRUST BANKS, INC.
ORGANIZATION CHART
DECEMBER 31,2002

100%	SunTrust Bank Holding Company (continued)

	100%	CF Finance, L.L.C.		Newark, DE

	100%	Crestar Capital Trust I		Richmond, VA

	100%	SunTrust Securities, Inc.		Atlanta, GA

	100%	SunTrust Banks Trust Company (Cayman) LTD		Grand Cayman, Cayman Island, B.W.I.

	100%	SunTrust Personal Loans, Inc.		Atlanta, GA

	100%	Premium Assignment Corporation		Tallahassee, FL
		100%	Premium Assignment Corporation, II	Tallahassee, FL

	100%	Madison Insurance Company		Madison, GA